UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): June 7, 2022

NORTHERN OIL AND GAS, INC.
(Exact name of Registrant as specified in its charter)

Delaware	001-33999	95-3848122
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

4350 Baker Road, Suite 400 Minnetonka, Minnesota	55343
(Address of principal executive offices)	(Zip Code)
Registrant’s telephone number, including area code   (952) 476-9800

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17CFR 240.14a-12)
☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.001	NOG	New York Stock Exchange
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01    Entry into a Material Definitive Agreement.

On June 7, 2022, Northern Oil and Gas, Inc. (the “Company”) entered into the $2.50 billion Third Amended and Restated Credit Agreement (the “Revolving Credit Facility”) with Wells Fargo Bank, National Association, as administrative agent and collateral agent, and the lenders from time to time party thereto. The Revolving Credit Facility matures five years from the closing date. The initial elected commitment amount under the Revolving Credit Facility is $850 million.

The Revolving Credit Facility is initially comprised of revolving loans and letters of credit and is subject to a Borrowing Base (as defined in the Revolving Credit Facility) with maximum loan value to be assigned to the proved reserves attributable to the Company and its subsidiaries’ (if any) oil and gas properties. The initial Borrowing Base is $1.30 billion until the next scheduled redetermination. The Company’s borrowing availability is set at the lesser of the Borrowing Base and the elected commitment amount. The Borrowing Base will be redetermined semiannually on or around April 1st and October 1st, with one interim “wildcard” redetermination available each calendar year to each of the Company and the Required Lenders (as defined in the Revolving Credit Facility). The April 1st scheduled redetermination shall be based on a January 1st engineering report audited by a third party (reasonably acceptable to the Administrative Agent (as defined in the Revolving Credit Facility)). The Company has the option to seek commitments for term loans up to a maximum principal amount of $500 million, which such term loans (if obtained) are to be subject to the Borrowing Base and the other terms of the Revolving Credit Facility.

At the Company’s option, borrowings under the Revolving Credit Facility shall bear interest at the base rate or SOFR plus an applicable margin. Base rate loans bear interest at a rate per annum equal to the greatest of: (i) the agent bank’s prime rate; (ii) the federal funds effective rate plus 50 basis points; and (iii) the adjusted SOFR rate for a one-month interest period plus 100 basis points. The applicable margin for base rate loans ranges from 125 to 225 basis points, and the applicable margin for SOFR loans ranges from 225 to 325 basis points, in each case depending on utilization.

The Revolving Credit Facility contains negative covenants that limit the Company’s ability, among other things, to pay dividends, incur additional indebtedness, sell assets, enter into certain derivatives contracts, change the nature of its business or operations, merge, consolidate, or make certain types of investments. In addition, the Revolving Credit Facility requires that the Company comply with the following financial covenants: (i) as of the date of determination, the ratio of total net debt to EBITDAX (as defined in the Revolving Credit Facility) shall be no more than 3.50 to 1.00, measured on a rolling four quarter basis, and (ii) the current ratio (defined as consolidated current assets including unused amounts of the total commitments, but excluding non-cash assets under FASB ASC 815, divided by consolidated current liabilities excluding current non-cash obligations under FASB ASC 815, current maturities under the Revolving Credit Facility and current maturities of any long-term debt) shall not be less than 1.00 to 1.00.

The Company’s obligations under the Revolving Credit Facility may be accelerated, subject to customary grace and cure periods, upon the occurrence of certain Events of Default (as defined in the Revolving Credit Facility). Such Events of Default include customary events for a financing agreement of this type, including, without limitation, payment defaults, the inaccuracy of representations and warranties, defaults in the performance of affirmative or negative covenants, defaults on other indebtedness of the Company or its subsidiaries, defaults related to judgments and the occurrence of a Change in Control (as defined in the Revolving Credit Facility).

The Company’s obligations under the Revolving Credit Facility are secured by mortgages on not less than 90% of the value of proven reserves associated with the oil and gas properties included in the determination of the Borrowing Base. Additionally, the Company entered into a Guaranty and Collateral Agreement in favor of the Collateral Agent (as defined in the Revolving Credit Facility) for the secured parties, pursuant to which the Company’s obligations under the Revolving Credit Facility are secured by a first priority security interest in substantially all of the Company’s assets.

The foregoing description of the Revolving Credit Facility is not complete and is qualified in its entirety by reference to the full text of the Revolving Credit Facility, a copy of which is filed herewith as Exhibit 10.1 and is incorporated herein by reference.

Item 2.03    Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth under Item 1.01 regarding the terms of the Revolving Credit Facility is incorporated by reference into this Item 2.03.

Item 7.01.    Regulation FD Disclosure.

On June 7, 2022, the Company issued a press release announcing the entry into the Revolving Credit Facility. A copy of the press release is furnished as Exhibit 99.1 to this report and incorporated herein by reference.

On June 7, 2022, the Company issued a press release announcing the entry into an agreement to acquire properties in the Williston Basin and other matters. A copy of the press release is furnished as Exhibit 99.2 to this report and incorporated herein by reference.

Item 9.01.    Financial Statements and Exhibits.

(d) Exhibits.

Exhibit Number	Description
10.1*
Third Amended and Restated Credit Agreement, dated as of June 7, 2022, among Northern Oil and Gas, Inc., Wells Fargo Bank, National Association, as administrative agent and collateral agent, and the lenders from time to time party thereto

99.1	Press release of Northern Oil and Gas, Inc., regarding revolving credit facility, dated June 7, 2022.
99.2	Press release of Northern Oil and Gas, Inc., regarding acquisition and other matters, dated June 7, 2022.
104	The cover page from this Current Report on Form 8-K, formatted in Inline XBRL.
________________

*    The schedules and exhibits to the agreement have been omitted pursuant to Item 601(a)(5) of Regulation S-K. A copy of any omitted schedule and/or exhibit will be furnished to the SEC upon request.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: June 8, 2022	NORTHERN OIL AND GAS, INC. By /s/ Erik J. Romslo Erik J. Romslo Chief Legal Officer and Secretary